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                                                                      EXHIBIT 21

                           FEDERAL SIGNAL CORPORATION

                         SUBSIDIARIES OF THE REGISTRANT

     The following table sets forth information concerning significant subsidiaries of the Registrant.

                                                               JURISDICTION IN
NAME                                                           WHICH ORGANIZED
----                                                           ---------------
Bronto Skylift Oy Ab........................................   Finland
Clapp Dico Corporation......................................   Ohio
Dayton Progress Canada, Ltd. ...............................   Ontario, Canada
Dayton Progress Corporation.................................   Ohio
Dayton Progress International Corporation...................   Ohio
Dayton Progress -- Perfuradores, LDA........................   Portugal
Dayton Progress (U.K.), Ltd. ...............................   United Kingdom
Elgin Sweeper Company.......................................   Delaware
E-ONE, Inc. ................................................   Delaware
Federal APD, Inc. ..........................................   Michigan
Federal APD do Brasil.......................................   Brazil
Federal Signal Credit Corporation...........................   Delaware
Federal Signal International (FSC), Ltd. ...................   Jamaica, W.I.
Federal Signal U.K. Holdings, Ltd. .........................   United Kingdom
Federal Signal VAMA, S.A. ..................................   Spain
Guzzler Manufacturing, Inc. ................................   Alabama
Jamestown Precision Tooling, Inc. ..........................   New York
Jetstream of Houston, Inc. .................................   Texas
Jetstream of Houston, LLP...................................   Texas
Justrite Manufacturing Company, L.L.C. .....................   Delaware
Leach Company, Inc. ........................................   Wisconsin
Manchester Tool Company.....................................   Delaware
Dayton Progress, S.A.S. ....................................   France
Nippon Dayton Progress K.K. ................................   Japan
NRL Corp. ..................................................   Alberta, Canada
On Time Machining Company, Inc. ............................   Ohio
Pauluhn Electric Manufacturing Company......................   New York
Pauluhn Electric Manufacturing Company, LLP.................   Texas
P.C.S. Company..............................................   Michigan
Plastisol Holdings B.V. ....................................   Netherlands
Ravo International (Van Raaij Holdings BV and its              Netherlands
  subsidiaries).............................................
E-ONE New York, Inc. .......................................   New York
Dayton Progress GmbH........................................   Germany
E-ONE Canada, Ltd. .........................................   Alberta, Canada
Technical Tooling, Inc. ....................................   Minnesota
Vactor Manufacturing, Inc. .................................   Illinois
Victor Industrial Equipment Ltd. ...........................   South Africa
Victor Industries, Ltd. ....................................   United Kingdom
Victor Products USA Inc. ...................................   Delaware
Wittke, Inc. ...............................................   Alberta, Canada